Webb & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #4 of our report dated December 12, 2007 relating to the financial statements of Perf-Go Green Holdings, Inc. (f/k/a Lo Solucion, Inc.)

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.

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WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

December 17, 2008